Exhibit (h)(3)(i)

Execution Copy

AMENDMENT NUMBER 2 TO MASTER SUB-ADMINISTRATION AGREEMENT

This Amendment Number 2 to the Master Sub-Administration Agreement (the “Amendment”) is made as of July 14, 2015 by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Sub-Administrator”), and Transamerica Fund Services, Inc., a Florida corporation (the “Administrator”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement (as defined below).

WHEREAS, the Sub-Administrator and the Administrator entered into that certain Master Sub-Administration Agreement dated as of December 17, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Sub-Administrator and the Administrator desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments.

(a)	Section 5 (Sub-Administration Services) of the Agreement is hereby amended by inserting the following at the end of clause jj. with respect to “Fund Administration Money Market Services”:

“Fund Administration Money Market Services

Schedules B and B(i) attached hereto as Exhibit 1 are added to the Agreement as Schedules B and B(i).”

2.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)	Schedule A annexed hereto shall replace in its entirety any prior Schedule A.

(c)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature Page follows.]

Execution Copy

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President

TRANSAMERICA FUND SERVICES, INC.

By:	/s/ Brenda L. Smith
Name:	Brenda L. Smith
Title:	Senior Vice President

Execution Copy

SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

(as of July 14, 2015)

Management Investment Companies Registered with the SEC and Portfolios thereof, If Any

Transamerica Funds

ClearTrack 2015
ClearTrack 2020
ClearTrack 2025
ClearTrack 2030
ClearTrack 2035
ClearTrack 2040
ClearTrack 2045
ClearTrack 2050
ClearTrack Retirement Income
Transamerica Arbitrage Strategy
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Bond
Transamerica Capital Growth
Transamerica Commodity Strategy
Transamerica Concentrated Growth
Transamerica Core Bond
Transamerica Developing Markets Equity
Transamerica Dividend Focused
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Enhanced Muni
Transamerica Event Driven
Transamerica Flexible Income
Transamerica Floating Rate
Transamerica Global Bond
Transamerica Global Equity (formally Transamerica Multi-Manager International Portfolio)
Transamerica Global Multifactor Macro
Transamerica Global Real Estate Securities
Transamerica Growth
Transamerica Growth Opportunities
Transamerica High Yield Bond
Transamerica High Yield Muni
Transamerica Income & Growth
Transamerica Inflation Opportunities
Transamerica Intermediate Bond
Transamerica International Equity

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Transamerica International Equity Opportunities
Transamerica International Small Cap
Transamerica International Small Cap Value
Transamerica Large Cap Value
Transamerica Long/Short Strategy
Transamerica Managed Futures Strategy
Transamerica Mid Cap Growth
Transamerica Mid Cap Value
Transamerica Mid Cap Value Opportunities
Transamerica MLP & Energy Income
Transamerica Money Market
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Opportunistic Allocation
Transamerica Short-Term Bond
Transamerica Small Cap Core
Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small/Mid Cap Value
Transamerica Strategic High Income
Transamerica Dynamic Allocation II (formerly Transamerica Tactical Allocation)
Transamerica Dynamic Income (formerly Transamerica Tactical Income)
Transamerica Dynamic Allocation (formerly Transamerica Tactical Rotation)
Transamerica Total Return
Transamerica Unconstrained Bond
Transamerica US Growth (formerly Transamerica Diversified Equity)

Transamerica Series Trust

Transamerica AB Dynamic Allocation VP
Transamerica Aegon Active Asset Allocation - Conservative VP
Transamerica Aegon Active Asset Allocation - Moderate Growth VP
Transamerica Aegon Active Asset Allocation - Moderate VP
Transamerica Aegon High Yield Bond VP
Transamerica Aegon Money Market VP
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Barrow Hanley Dividend Focused VP
Transamerica BlackRock Global Allocation Managed Risk – Balanced VP
Transamerica BlackRock Global Allocation Managed Risk – Growth VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica International Moderate Growth VP
Transamerica Janus Balanced VP

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Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP
Transamerica Legg Mason Dynamic Allocation – Growth VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Market Participation Strategy VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Manager Alternative Strategies VP
Transamerica PineBridge Inflation Opportunities VP (formally Transamerica PIMCO Real Return TIPS VP)
Transamerica PIMCO Tactical – Balanced VP
Transamerica PIMCO Tactical – Conservative VP
Transamerica PIMCO Tactical – Growth VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP
Transamerica Systematic Small/Mid Cap Value VP
Transamerica T.Rowe Price Small Cap VP
Transamerica Torray Concentrated Growth VP (formerly Transamerica BNP Paribas Large Cap Growth VP)
Transamerica TS&W International Equity VP
Transamerica Vanguard ETF Portfolio – Balanced VP
Transamerica Vanguard ETF Portfolio – Conservative VP
Transamerica Vanguard ETF Portfolio – Growth VP
Transamerica Voya Balanced Allocation VP (formerly Transamerica ING Balanced Allocation VP)
Transamerica Voya Conservative Allocation VP (formerly Transamerica ING Conservative Allocation VP)
Transamerica Voya Intermediate Bond VP (formerly Transamerica ING Intermediate Bond VP)
Transamerica Voya Large Cap Growth VP (formerly Transamerica ING Large Cap Growth VP)
Transamerica Voya Limited Maturity Bond VP (formerly Transamerica ING Limited Maturity Bond VP)
Transamerica Voya Mid Cap Opportunities VP (formerly Transamerica ING Mid Cap Opportunities VP)
Transamerica Voya Moderate Growth Allocation VP (formerly Transamerica ING Moderate Growth Allocation VP)
Transamerica WMC US Growth VP (formerly Transamerica WMC Diversified Growth VP)
Transamerica WMC US Growth II VP (formerly Transamerica WMC Diversified Growth II VP)

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Transamerica Partners Portfolios
Transamerica Partners Balanced Portfolio
Transamerica Partners Core Bond Portfolio
Transamerica Partners High Quality Bond Portfolio
Transamerica Partners High Yield Bond Portfolio
Transamerica Partners Inflation-Protected Securities Portfolio
Transamerica Partners International Equity Portfolio
Transamerica Partners Large Core Portfolio
Transamerica Partners Large Growth Portfolio
Transamerica Partners Large Value Portfolio
Transamerica Partners Mid Growth Portfolio
Transamerica Partners Mid Value Portfolio
Transamerica Partners Money Market Portfolio
Transamerica Partners Small Core Portfolio
Transamerica Partners Small Growth Portfolio
Transamerica Partners Small Value Portfolio

Transamerica Partners Funds Group
Transamerica Partners Balanced
Transamerica Partners Core Bond
Transamerica Partners High Quality Bond
Transamerica Partners High Yield Bond
Transamerica Partners Inflation-Protected Securities
Transamerica Partners International Equity
Transamerica Partners Large Core
Transamerica Partners Large Growth
Transamerica Partners Large Value
Transamerica Partners Mid Growth
Transamerica Partners Mid Value
Transamerica Partners Money Market
Transamerica Partners Small Growth
Transamerica Partners Small Value
Transamerica Partners Small Core
Transamerica Partners Stock Index
Transamerica Institutional Asset Allocation - Intermediate Horizon
Transamerica Institutional Asset Allocation - Intermediate/Long Horizon
Transamerica Institutional Asset Allocation - Long Horizon
Transamerica Institutional Asset Allocation - Short Horizon
Transamerica Institutional Asset Allocation - Short/Intermediate Horizon

Transamerica Partners Funds Group II
Transamerica Partners Institutional Balanced
Transamerica Partners Institutional Core Bond
Transamerica Partners Institutional High Quality Bond
Transamerica Partners Institutional High Yield Bond
Transamerica Partners Institutional Inflation-Protected Securities

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Transamerica Partners Institutional International Equity
Transamerica Partners Institutional Large Core
Transamerica Partners Institutional Large Growth
Transamerica Partners Institutional Large Value
Transamerica Partners Institutional Mid Growth
Transamerica Partners Institutional Mid Value
Transamerica Partners Institutional Money Market
Transamerica Partners Institutional Small Core
Transamerica Partners Institutional Small Growth
Transamerica Partners Institutional Small Value
Transamerica Partners Institutional Stock Index
Transamerica Asset Allocation - Intermediate Horizon
Transamerica Asset Allocation - Intermediate/Long Horizon
Transamerica Asset Allocation - Long Horizon
Transamerica Asset Allocation - Short Horizon
Transamerica Asset Allocation - Short/Intermediate Horizon

Transamerica Asset Allocation Variable Funds

Transamerica Asset Allocation – Intermediate Horizon Subaccount
Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount (formally Transamerica Asset Allocation – Intermediate/Long Subaccount)
Transamerica Asset Allocation – Short Horizon Subaccount

Transamerica Income Shares, Inc.

Transamerica Small Company Growth Liquidating Trust

Transamerica Global Allocation Liquidating Trust

Execution Copy

EXHIBIT 1

SCHEDULE B

Fund Administration Money Market Fund Services

Subject to the authorization and direction of the Administrator, the Sub-Administrator will provide the money market fund services set forth on Schedule B(i) (the “Money Market Services”) to assist the Funds in complying with certain of the compliance testing and reporting requirements applicable to the Funds that are “money market funds” within the meaning of Rule 2a-7 under the 1940 Act.

1.  EVIDENCE OF AUTHORITY.

The Sub-Administrator is authorized and instructed to rely upon the information it receives from the Administrator, the Fund or any third party authorized by the Administrator or the Fund. The Sub-Administrator shall have no responsibility for the actions or omissions of the Administrator, the Fund or any third party or the completeness or accuracy of any information provided by the Administrator, the Fund or a third party. In performing the Money Market Services, the Sub-Administrator shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Administrator or the Fund. Instructions may be in writing signed by the authorized person or persons or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Sub-Administrator and the person(s) or entity giving such instruction. The Sub-Administrator may act on oral instructions if the Sub-Administrator reasonably believes them to have been given by a person authorized to provide such instructions with respect to the action involved; the Administrator or the Fund shall cause all oral instructions to be confirmed in writing.

2.   RESPONSIBILITIES OF THE PARTIES; INDEMNIFICATION; WARRANTIES AND DISCLAIMERS.

a.   The Administrator and the Fund agree that they shall be solely responsible for any decision made or action taken in reliance on the compliance testing results, reports, forms or other data or information included in the Money Market Services provided by the Sub-Administrator.

b.   The Parties acknowledge that the Sub-Administrator is required, in certain circumstances, to rely upon data provided by the Administrator, the Fund or third parties (“Data”) in providing the Money Market Services. The Sub-Administrator does not own the Data, has not developed the Data, does not control the Data, and has not, and will not make any inquiry into the accuracy of any Data. Without limiting the foregoing, the Sub-Administrator will not be liable for any delays in the transmission of Forms N-MFP, Forms N-CR, reports, market-based NAVs, daily and weekly liquid assets, affiliate sponsor support flows, portfolio holdings or transmission of Data or inaccuracies of, errors in or omission of, Data provided by the Administrator, the Fund, or any third party in connection with the provision of the Money Market Services.

c.   The Administrator and the Fund represent and warrant to the Sub-Administrator that the Fund has the necessary licenses from each nationally recognized statistical ratings organization whose ratings are set forth in its Forms N-MFP as contemplated hereby.

d.   The Administrator and the Fund are solely responsible for determining and immediately notifying in writing the Sub-Administrator of the occurrence of one or more triggering events causing a filing on Form N-CR. The Administrator and the Fund are solely responsible for accurately and timely supplying the Sub-Administrator, or causing third parties to accurately and timely supply the

Execution Copy

Sub-Administrator, with all Data, information and signatures in respect of each Fund that is required in order for the Sub-Administrator to file each Form N-CR, whether or not such information is specifically requested by the Sub-Administrator. The Sub-Administrator shall be without liability if the Sub-Administrator has not received by the submission deadline communicated by the Sub-Administrator to the Administrator or the Fund all of the Data, information and signatures it requires to submit such Form N-CR filing.

e.   The Administrator and the Fund acknowledge and agree that the Money Market Services do not constitute advice or recommendations of any kind and the Sub-Administrator is not acting in a fiduciary capacity in providing the Money Market Services.

f.   The Administrator and the Fund understand that the nature of the Money Market Services provided under this Agreement are distinct from the services provided under any other agreement between State Street Bank and Trust Company and the Administrator or the Fund, including any custody, fund accounting or transfer agency services agreements and, consequently, the terms of this Agreement, rather than such other agreements, shall govern the delivery of the Money Market Services. Except as expressly amended hereby, however, all provisions of the Agreement shall remain in full force and effect.

Execution Copy

SCHEDULE B(i)

Money Market Fund Compliance Testing and Reporting Services

Subject to the authorization and direction of the Administrator and, in each case where appropriate, the review and comment by the Trust’s independent accountants and legal counsel, and in accordance with procedures that may be established from time to time between the Trust and the Administrator, the Sub-Administrator will:

a.	Prepare for posting on the Funds’ website daily each money market fund’s market-based NAVs;

b.	Prepare for posting on the Funds’ website each money market fund’s daily liquid assets and weekly liquid assets;

c.	Prepare for posting on the Funds’ website each money market fund’s inflows/outflows;

d.	Prepare for posting on the Funds’ website each money market fund’s monthly schedule of portfolio investments;

e.	Prepare and coordinate each money market fund’s monthly filing of Form N-MFP;

f.

Provide periodic testing of the Fund with respect to compliance with certain Rule 2a-7 diversification requirements, including aggregation of affiliates testing, the 10% or 15% basket test and asset backed securities testing; and

g.	Prepare and coordinate each Fund’s filings of Form N-CR.

AMENDMENT NUMBER 1 TO MASTER SUB-ADMINISTRATION AGREEMENT

This Amendment Number 1 to the Master Sub-Administration Agreement (the “Amendment”) is dated and effective as of July 1, 2013 by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Sub-Administrator”), and Transamerica Fund Services, Inc., a Florida corporation (the “Administrator”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement (as defined below).

WHEREAS, the Sub-Administrator and the Administrator entered into that certain Master Sub-Administration Agreement (“Agreement”) dated and effective as of December 17, 2012 (as amended supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Sub-Administrator and the Administrator desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment.

(a)   Section 5 (Administration Services) of the Agreement is hereby amended by inserting the following new clauses immediately after clause ee. with respect to “Fund Administration Tax Services”:

“ff.	Prepare annual Form TD F 90-22.1;

gg.	Review annual wash sale adjustments;

hh.	Prepare annual estimate and true up adjustments for the Fund(s) investments in Real Estate Investment Trusts;

ii.	Prepare annual adjustments for the Fund(s) investments in Passive Foreign Investment Companies; and

jj.	Prepare annual Dividends Received Deduction and Qualified Dividend Income percentages to be included in the Trust’s annual financial statements.”

(b)   Such tax services shall only apply to the following Trust and Funds:

Transamerica Partners Portfolios:

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Transamerica Partners Balanced Portfolio

Transamerica Partners Core Bond Portfolio

Transamerica Partners High Quality Bond Portfolio

Transamerica Partners High Yield Bond Portfolio

Transamerica Partners Inflation-Protected Securities Portfolio

Transamerica Partners International Equity Portfolio

Transamerica Partners Large Core Portfolio

Transamerica Partners Large Growth Portfolio

Transamerica Partners Large Value Portfolio

Transamerica Partners Mid Growth Portfolio

Transamerica Partners Mid Value Portfolio

Transamerica Partners Money Market Portfolio

Transamerica Partners Small Core Portfolio

Transamerica Partners Small Growth Portfolio

Transamerica Partners Small Value Portfolio

(c)    Section 5aa. of the Agreement is hereby deleted in its entirety and replaced with the following:

“aa.	Prepare annual tax basis provisions for both excise and income tax purposes (excluding Transamerica Partners Portfolios);’’

2.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

(c)

This Amendment shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

TRANSAMERICA FUND SERVICES, INC.

By:	/s/ Elizabeth Strouse
Name:	Elizabeth Strouse
Title:	Vice President and Chief Accounting Officer

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